UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 22, 2021, Senmiao Technology Limited, a Nevada corporation (the “Company”), Sichuan Senmiao Zecheng Business Consulting Co., Ltd., the Company’s wholly-owned subsidiary in China (“Senmiao WFOE”), Hunan Xixingtianxia Technology Co., Ltd. (the “Target Company”) and the shareholders of the Target Company (the “Target Company Shareholders”) entered into a Share Swap Agreement (the “Agreement”), pursuant to which the Company, through Senmiao WFOE, shall purchase all of the equity shares of the Target Company held by the Target Company Shareholders by issuing a total of 5,331,667 shares of the Company’s common stock (the “Shares”) to the Target Company Shareholders. The closing of this transaction shall be within 30 business days after the date of the Agreement. Upon closing, the Company, through Senmiao WFOE, shall own 100% of the equity interests in the Target Company.

The description of terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibits 10.1.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the issuance of the Shares is incorporated herein by reference.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and Regulation D promulgated thereunder.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The disclosure under this Item 5.07 serves as an amendment to the Current Report on Form 8-K filed by Company on September 30, 2020 (the “Original 8-K”). The Original 8-K was filed, among other things, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2021 annual meeting of stockholders held on September 28, 2021 (the “Annual Meeting”). In the Original 8-K, the Company disclosed the voting results for the proposals submitted to a stockholder vote at its Annual Meeting. The Company’s inspector of elections subsequently informed the Company of a calculation error in the results for Proposal No. 3 regarding an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 shares to 50,000,000 shares (the “Amendment”). As a result of this error, the Company hereby provids the corrected voting results for Proposal No. 3.

The Company reported in the Original 8-K that the Amendment was approved by the Company’s shareholders. Contrary to its prior determination, the Company has determined the Amendment was not approved by the Shareholders and therefore the Amendment did not become effective.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to the corrected voting results for Proposal No. 3 is as follows:

For	Against	Abstain	Broker Non-Votes
17,063,107	1,544,837	13,601	17,409,245

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Swap Agreement, dated October 22, 2021, by and among Senmiao Technology Limited, Sichuan Senmiao Zecheng Business Consulting Co., Ltd., Hunan Xixingtianxia Technology Co., Ltd. and the shareholders of Hunan Xixingtianxia Technology Co., Ltd.*

* Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: October 28, 2021	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer